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                                                                    Exhibit 10.1



                                 LOEW'S BUILDING
                                 ---------------

                                    SUBLEASE
                                    --------


                  THIS SUBLEASE made as of this 15th day of September, 1997, between LOEW'S BUILDING, LTD., a limited partnership organized under the laws of the State of Ohio ("Sublessor"), and CIAO PLAYHOUSE, INC., an Ohio corporation ("Sublessee").


                              W I T N E S S E T H:
                              --------------------


                  Playhouse Square Foundation (the "Prime Lessee") leases from the Board of Commissioners of Cuyahoga County, Ohio (the "Owner") certain premises commonly known as the "Loew's Building" (the "Building") pursuant to Indenture of Lease dated as of September 1, 1987, as amended by Amendment No. 1 to Indenture of Lease dated as of May 5, 1992 (the "Lease").

                  The Lease is to be further amended by Amendment No. 2 to be dated as of September 1, 1997 to, among other matters, extend the base lease term until December 31, 2037.

                  Sublessor has leased from the Prime Lessee (the "First Tier Sublease") a portion of the Building including that which is described herein as the "Premises".

                  Sublessee desires to sublease the Premises so described from Sublessor and Sublessor has agreed to and does hereby sublease to Sublessee, subject to the Lease and First Tier Sublease, the portion of the first and second floors of the Building consisting of ________ square feet of floor space (the "Premises") as shown and described on the attached plan marked Exhibit A, together with rights in common with others to the use of the common areas of the Building in connection with the use of the Premises for restaurant and related purposes as herein provided.

                  This lease is made on and is subject to the following terms and conditions:

                  ARTICLE 1.  TERM.

                  (A) The initial term of this lease shall be ten (10) years beginning on the earlier of (i) the 1st day of January, 1998 or (ii) the date on which Sublessee opens the Premises for business (such date being hereinafter referred to as the "Commencement Date") and ending ten (10) years thereafter, but no later than the 31st day of December, 2007 (unless such term shall sooner cease and terminate as hereinafter provided).

                  (B) For the purpose of this lease, the term "lease year" shall mean a period of 12 consecutive calendar months. The


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first full lease year shall commence on the first day of the calendar month following the month in which the Commencement Date occurs or January, 1998, whichever is earlier, and each succeeding lease year shall commence on the anniversary date of the preceding lease year. Any portion of the lease year which is less than a lease year shall be a partial lease year.

                  ARTICLE 2.  RENT.

                  (A)      MINIMUM RENT.

                           (i) Sublessee covenants and agrees to pay to Sublessor annual minimum rent pursuant to the schedule set in Appendix I attached hereto. The minimum annual rent shall be paid by Sublessee without notice, demand or set-off in equal monthly installments, in advance, on or before the first day of each calendar month of this Lease as set forth in such schedule. Rent for the first full month of the term and any preceding partial calendar month shall be payable upon the Commencement Date, provided, however, that in no event shall the minimum rent obligation commence before the Sublessee opens the Premises for business.

                  (B)      REAL ESTATE TAXES AND ASSESSMENTS.

                           (i) Sublessee will pay to Sublessor as additional rent, ______% of the real estate taxes and assessments assessed against the parcel of which the Premises are a part, or the amount of such taxes and assessments levied or assessed solely against the Premises, to the extent that such taxes relate to the term of this lease, it being agreed that to the extent such taxes relate to a period a portion of which is outside of such term, such taxes shall be prorated on a per diem basis.

                  For purposes of this paragraph, a tax bill shall be sufficient evidence of the real estate taxes assessed against the parcel or the Premises. Upon receipt of the tax bill by Sublessor, Sublessor shall give notice by supplying a copy of such bill to Sublessee and Sublessee shall have thirty (30) days from the receipt of the notice to make the rental payment required pursuant to Article 2(B).

                  (C)      PERCENTAGE RENT.

                           (i) In addition to the minimum rent and other charges due Sublessor under the lease, Sublessee covenants and agrees to pay to Sublessor fifty percent (50%) of Sublessee's Net Income, as defined in Exhibit G attached hereto and made a part hereof.

                           (ii) Payments under the provision of Article 2(C)(i) above, shall be due and payable sixty (60) days


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         after the first thirteen (13) weeks in any lease year or partial lease year and sixty (60) days after the end of each succeeding 13 week period in such lease year. The first 13 week period shall commence on the first day of the first lease year, and each successive 13 week period shall commence on the first day of the week immediately following the end of the preceding 13 week period.

                  Within sixty (60) days after the end of each lease year, Sublessee shall deliver to Sublessor a statement, together with any additional payment due, certified by Sublessee's chief financial officer of the Net Income for said lease year.

                  For any partial lease year the Percentage Rent shall be prorated on the basis of the ratio of the number of days in such partial lease year to 365. If the commencement date of this lease is a day other than the first day of a month, the minimum annual rent and any other monthly charges shall be prorated on the basis of the ratio of the number of days remaining in the month from the rent commencement date to the number of days in the month.

                           (iii) During normal business hours Sublessor shall have the right from time to time to have its accountants or representatives audit all statements of Net Income and, in connection with such audits to examine all of Sublessee's records (including all supporting data). Sublessee shall make all such records readily available for such examination at its headquarters which currently is located in _______, ________. If any such audit discloses that the actual Net Income by Sublessee exceeded that reported by more than two percent (2%), Sublessee shall pay the cost of such audit and examination, but not to exceed $3,000. If any such audit discloses that the actual Net Income by Sublessee exceeded that reported by more than five percent (5%), Sublessee shall pay one hundred and fifty percent (150%) of the amount of the understatement in percentage rent. If any such audit discloses that the actual Net Income by Sublessee exceeded that reported by more than five percent (5%) for two (2) consecutive lease years, Sublessor shall have the right to terminate this lease by delivering written notice of termination to Sublessee within thirty
         (30) days after receipt of the results of the audit. Any information obtained by Sublessor pursuant to the provisions of this Article 2 shall be treated as confidential, except in any litigation or arbitration proceedings between the parties and, except further, that Sublessor may disclose such information to prospective buyers, investors and lenders.

                  (D) Sublessee shall pay as additional rent any and all other charges which are the responsibility of Sublessee under this lease and any and all sums which may become due by reason of

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the failure of Sublessee to comply with any or all of the covenants of this lease and any and all damages, costs and expenses which Sublessor may suffer or incur by reason of any default by Sublessee or failure on Sublessee's part to comply with the covenants of this lease, and each of them. In the event Sublessee disputes its liability for such additional rent, Sublessee may protest the payment thereof, provided Sublessee, within ten (10) days following Sublessor's demand for payment, (i) gives Sublessor a good faith reason for such protest, in writing, and (ii) places funds equal to such disputed amount in an interest bearing account. Upon resolution of the dispute the prevailing party shall receive all funds deposited in such account together with any interest accrued thereon.

                  ARTICLE 3. CONTINGENCY. If the parties shall be unable to obtain the requisite permits for the work listed in Exhibit D of this lease on or before November 15, 1997, provided the reason for the nonissuance of such permits is due to no fault on the part of the Sublessee, and provided the Sublessee used its best efforts to assist in obtaining such permits, Sublessee shall have the right to terminate this lease on written notice to Sublessor with no further liability on the part of either party to the other.

                  ARTICLE 4.  SUBLESSOR'S AND SUBLESSEE'S WORK.

                  (A) Sublessor shall complete at its expense the work to the building and/or the Premises as shown and specified in Exhibit B. Sublessor shall also complete at Sublessor's expense, the work to the Premises and/or make or cause to be made the expenditures as shown and specified in Exhibit C. The Work and expenditures set forth in Exhibits B and C shall be called "Sublessor's Work." Sublessor's Work shall be deemed approved by Sublessee in all respects when Sublessee opens for business in the Premises except for such items of Sublessor's work which are not completed or do not conform to Exhibits B and C and as to which Sublessee shall have given notice to Sublessor within ninety
(90) days after Sublessee opens for business. Any disagreement which may arise between Sublessor and Sublessee with reference to the work to be performed by either Sublessor or Sublessee pursuant to this lease shall be resolved by the decision of three architects, one of whom shall be chosen by the Sublessor, one of whom shall be chosen by the Sublessee, and one of whom shall be chosen by the other two architects, which decision shall be final and binding upon the parties. Sublessor shall assign and transfer to the Sublessee any warranties made to Sublessor by any contractors or subcontractors for the work outlined in Exhibit B and C, to the extent that such warranties are so transferable without additional cost to the Sublessor.

                  (B) Sublessee shall complete the work and installations to the Premises in accordance with Sublessee's floor plan and reflected ceiling plan attached hereto as Exhibit

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D and in accordance with the outline specifications and schedules which
Sublessee agrees to provide to Sublessor within thirty (30) days of the date of this Lease and which will subsequently be attached hereto as Exhibit E, ("Sublessee's Work").

                  (C) Sublessee's Work shall be performed in a good and workmanlike manner, lien free, and in compliance with all applicable governmental laws, rules and regulations and in accordance with all of the other terms and conditions of this lease. Any contractor and/or subcontractor which Sublessee elects to have perform Sublessee's Work in the Premises is subject to Sublessor's prior written consent which consent shall not be unreasonably withheld and which shall be given, if consent is to be given, within five (5) business days after a written request has been received by Sublessor from Sublessee. If such consent is not given or refused within said five days, Sublessor shall be deemed to have consented to such contractor and/or subcontractor. All signs used on the Premises shall be in accordance with the sign plan as set forth in Article 38, below.

                  (D) Sublessee agrees to submit to Sublessor as provided in Exhibits D and E, plans and specifications covering Sublessee's Work, in such detail as Sublessor may reasonably require, and Sublessee agrees not to commence work on any of the aforesaid Sublessee's Work, whether initially or at any time during the term of this lease, until Sublessor has approved such plans and specifications in writing and until Sublessee shall have supplied all the details of all items depicted in Exhibit D as prerequisites to the commencement of Sublessee's Work. Sublessee shall commence Sublessee's Work within five (5) days after Sublessee takes possession of the Premises, or thereafter if otherwise directed by Sublessor in writing the parties acknowledging that all of the work on the Premises, whether characterized as Sublessee work or Sublessor work, must be coordinated and take into account the theatre performance schedules for all of the Playhouse Square theatres. Subject to such condition, Sublessee shall diligently thereafter complete such work. Sublessee shall have no claim whatsoever for damages against Sublessor for any delay in the date on which the Premises shall be ready for commencement of Sublessee's Work.

                  (E) If there is some defect in the items supplied by or on behalf of Sublessee as set forth in Exhibits D or E, or if Sublessee is not performing Sublessee's Work consistent with Sublessee's plans and specifications as approved by Sublessor, and Sublessee fails to cure such defect or defects in the items to be supplied or in the performance of Sublessee's Work within 48 hours of notice thereof from Sublessor, Sublessor shall have the right, in addition to all other remedies of Sublessor and without affecting the validity or continued effectiveness of this lease, to take possession of the Premises and physically prevent the continuation of the performance of Sublessee's Work until such time as Sublessor in its sole judgment has determined that

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the performance contemplated herein by Sublessee will proceed under the terms hereof.

                  ARTICLE 5.  USE.

                  (A) The Premises shall be occupied and used only for a Restaurant and Banquet Facility.

                  (B) Sublessee agrees to operate one hundred percent (100%) of the Premises at all times during the term of this lease unless prevented from doing so because of fire, accident, or acts of God. Sublessee agrees to keep open the Premises and diligently operate the business conducted therein, using a sufficient number of adequately trained personnel for efficient service, during such hours and on such days and evenings of the week as may be determined by Sublessor and as generally set forth in the schedule set forth in Exhibit H. Sublessee agrees to conduct Sublessee's business at all times in a first-class manner consistent with reputable business standards and practices. Sublessee agrees to keep the Premises and its stock in trade in first-class condition.

                  (C) Sublessee agrees promptly to comply with all laws, ordinances, orders and regulations affecting the Premises and the cleanliness, safety, operation and use thereof. Sublessee also agrees to comply with the reasonable recommendations of any insurance company, inspection bureau or similar agency with respect to the Premises. Sublessee agrees not to install any electrical equipment or permit any use of the Premises that overloads the applicable utility lines servicing the Premises other than as shown on plans and specifications attached hereto.

                  (D) Sublessee agrees not to (a) permit any unlawful or immoral practice to be carried on or committed on the Premises; (b) make any use of or allow the Premises to be used in any manner or for any purpose that might invalidate or increase the rate of insurance thereof; (c) keep or use or permit to be kept or used on said Premises any flammable fluids or explosives other than items consistent with normal and responsible restaurant operations, without in each instance obtaining the prior written approval of Sublessor; (d) use the Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Premises or of the Building; (e) deface or injure the Building or Premises other than signs and awnings approved by Sublessor; (f) overload the floors (other than may be implicit in the Sublessee's plans and specifications approved by Sublessor); or (g) commit or suffer any waste. Sublessee agrees to pay any increase in the cost of insurance to Sublessor as a result of any unauthorized use of the Premises by Sublessee, but such payment shall not constitute in any manner a waiver by Sublessor of its right to enforce all of the covenants and provisions of the lease. Sublessor agrees that the use set forth in this Article 5 is deemed to not cause an increase in insurance.

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                  ARTICLE 6.  OCCUPANCY, ASSIGNMENT AND SUBLETTING.

                  (A) Sublessee shall not occupy nor permit others to occupy the Premises, or any part thereof, other than as hereinbefore specified, nor shall Sublessee voluntarily, involuntarily or by operation of law assign its leasehold, or mortgage or pledge this lease, or sublet the Premises without the prior written consent of Sublessor; provided that so long as Sublessee shall remain liable under this lease. Sublessee shall have the right to assign this lease or sublet the Premises without Sublessor's consent to a corporation or other entity wholly owned, controlled by or in common control with Sublessee; provided, further, that such assignee continues the use of the Premises as contemplated by Article 5 and the additional rent payment remains due and payable and calculated as provided herein. If Sublessor does consent in writing to any assignment or sublease, such consent shall not in any way release Sublessee from liability under any of the covenants or conditions of this lease, and no such consent shall apply to any future or further assignment or sublease nor bind Sublessor to give consent to any further or future assignment or sublease. Any assignees or sublessees will be bound by the terms of this lease and any modifications hereof as though such assignee or sublessee were an original party hereto.

                  ARTICLE 7. ALTERATIONS. Sublessee will make no material alterations, additions or improvements to the Premises without first submitting a detailed description thereof to Sublessor (and if required by the Lease or First Tier Sublease, to the Owner or Prime Lessee) and obtaining Sublessor's and, if necessary, the Prime Lessee's and the Owner's prior written approval. Notwithstanding the above, Sublessor shall not unreasonably withhold or delay approval and in any event shall either approve or reject proposed alterations, additions or improvements within thirty (30) days after request by Sublessee if the following conditions are met:

                         (i) such alterations, additions or improvements are reasonable non-structural alterations, improvements or additions;

                        (ii) such alterations, improvements and additions are entirely within the interior of the Premises and will not affect the external appearance of the Premises; and

                       (iii) such alterations, improvements or additions do not affect the utilities supplied to the Building outside of the Premises, the use thereof by any other Tenant or the capacity of the Building's utility systems available for use by Sublessor or any other Tenant.


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Sublessor further agrees that notwithstanding the first sentence of this Article
7, Sublessee may make reasonable alterations, relocations and additions to its trade fixtures, furniture, equipment and other personal property not affixed to the Building or any part thereof, in connection with its day-to-day operations, without the consent of Sublessor. Sublessee's Work and all other alterations, additions or improvements made by Sublessee and all fixtures permanently attached to the Premises shall become the property of Sublessor and remain on the Premises; or, at Sublessor's option, after written notice to Sublessee, any or all of the foregoing shall be removed at the cost of Sublessee before the expiration or sooner termination of this lease, and in such event Sublessee shall repair all damage to the Premises caused by either installation or removal. Sublessee shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, showcase or other article or matter in or upon the stairways, lobbies, passages, outside walls, windows or sidewalks or any other areas in, on or about the Building without the prior written consent of Sublessor, other than those items approved by Sublessor at the time of execution of this lease agreement.

                  ARTICLE 8. RULES AND REGULATIONS. The rules and regulations to be attached to this lease no later than March 31, 1998 and marked Exhibit "F" and such reasonable additions or modifications thereof as may from time to time be made by Sublessor, the Prime Lessee or Owner, upon written notice to Sublessee, shall be deemed a part of this lease with the same effect as though written herein. Sublessee agrees that said rules and regulations will be faithfully observed by Sublessee and Sublessee's employees and invitees.

                  ARTICLE 9.  FIRE OR OTHER CASUALTY; WAIVER OF
SUBROGATION.

                  (A) If during the term of this lease or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered untenantable (whether or not the Premises are damaged) and the Building cannot be repaired within one hundred eighty (180) working days, then, at Sublessor's or Sublessee's option (which must be exercised, if at all, by notice in writing given not more than thirty (30) days after such damage to the other party), this lease shall terminate as of the date of such damage. In such case, Sublessee shall pay the minimum rent, percentage rent and other charges apportioned to the time of the damage, and Sublessor may enter upon and repossess the Premises without further notice and with the right to use reasonable force to take possession. If such repairs can be made within the said one hundred eighty (180) working days and are covered by insurance the proceeds of which are sufficient to rebuild or if Sublessor or Sublessee do not elect to terminate this lease as aforesaid, then, to the extent that Sublessee is not liable for such damage or repairs (due to the intentional

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tortious or criminal act of Sublessee), the Building will be repaired by Owner pursuant to the Lease. Owner may enter the Premises to repair the damage, and rent shall be apportioned and suspended while Sublessee is deprived of use of the Premises. If the Premises shall be only slightly damaged or if the damage to the Building does not render the Premises untenantable then, unless Sublessee is liable for such damage or repairs (due to the intentional tortious or criminal act of Sublessee) Owner or Sublessor will repair whatever portion, if any, of the Premises which may have been damaged by the fire or other insured against casualty and which is Sublessor's or Owner's obligation to maintain under this lease or the Prime Sublease or the Lease, and the rent shall not be apportioned or suspended. If Sublessor or Owner repairs or rebuilds the Building as aforesaid, Sublessee shall promptly repair or replace Sublessee's Work, its fixtures, furniture, furnishings, floor coverings and stock in trade and promptly reopen for business. If Sublessor does not elect to terminate this lease as aforesaid and has not completed its repair or replacement of the Building or the Premises within the aforesaid 180 working days, Sublessee may elect to terminate this lease upon 30 days written notice to Sublessor, without further cost or expense to Sublessee.

                  (B) Notwithstanding any other provision herein, Sublessor and Sublessee hereby release each other from liability for loss or damage to the property of the party granting such release, even if the loss or damage occurred through the negligence of such other party or its partners, agents, servants, invitees or employees, provided that this release shall be effective only with respect to loss or damage (i) covered by insurance and (ii) occurring during such time as the relevant insurance policy of the party granting such release contains a clause to the effect that this release does not affect such policy or the right of the insured to recover thereunder. Sublessor's policy shall have such a waiver of subrogation clause, but if an additional premium is charged therefore, the party benefiting therefrom, if it desires to have the waiver, will pay to the other the amount of such additional premium promptly upon being billed therefore.

                  ARTICLE 10.  SUBLESSOR'S RIGHT TO ENTER.

                  (A) Sublessee will permit Sublessor, Sublessor's agents or employees or any other person or persons authorized by Sublessor to inspect the Premises at any reasonable time upon reasonable notice to Sublessee, and to enter the Premises if Sublessor shall so elect, to make reasonable alterations, improvements or repairs to the Building, or for any other reasonable purpose related to the operation or maintenance of the Building, including showing the space to prospective tenants during the last six (6) months of the initial term of this lease and any renewal term. If at any time during the last three months of the initial term of this lease or any renewal term,

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Sublessee shall have removed all or substantially all of Sublessee's property from the Premises. Sublessor may enter to alter, renovate and redecorate the Premises, without abatement of rent, or in any other manner modifying the rights and obligations of any party to this lease.

                  (B) In the event an emergency arises due to fire or other casualty, Sublessor shall have the right of immediate entry into the Premises for the purpose of mitigating the damage thereto. Sublessor shall in no way be liable to the Sublessee for such entry other than for the negligence or willful misconduct on the part of the Sublessor.

                  (C) If Sublessee shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry is authorized under this lease, Sublessor or Sublessor's agents may enter by a master key, or may forcibly enter, without rendering Sublessor or its agents liable for any damages therefor, and without in any manner affecting the rights or obligations of any party to this lease, provided Sublessor or its agents shall accord reasonable care to Sublessee's property.

                  ARTICLE 11.  INSURANCE.

                  (A) Sublessee at its sole cost and expense, agrees to purchase and keep in force and effect during the term hereof insurance under policies issued by insurers reasonably acceptable to Sublessor on its merchandise, inventory, contents, furniture, fixtures, furnishings, floor coverings, equipment and other personal property located in the Premises, naming as insured and protecting Sublessor, its agents and employees. Sublessee and, if required, Owner from damage or other loss caused by fire or other casualty including, but not limited to, vandalism, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion of heating and cooling or similar apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Further, Sublessee agrees to carry business interruption insurance in such amounts and for such a period of time as the parties hereto shall agree, in the exercise of reasonable judgment.

                  (B) Sublessee agrees to deliver, or cause to be delivered to Sublessor at least five (5) days prior to the commencement of Sublessee's Work under Article 4 hereof, a policy or certificate of insurance from a company satisfactory to Sublessor providing public liability and property damage coverage in the minimum amount of one million dollars ($1,000,000) for each occurrence and in the aggregate naming Sublessee, its general contractor, all subcontractors, and Sublessor, its employees and agents as insured parties endorsed so as to cover any and all liability arising out of, or in any manner connected with, the work to be performed on the Premises by Sublessee and,

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a policy or certificate of insurance evidencing worker's compensation coverage in the minimum amount required by state law.

                  (C) Sublessee agrees to maintain during the term hereof, effective on the date Sublessee takes possession of the Premises, insurance coverage with respect to the Premises for bodily injury, property damage and personal injury liability and contractual liability insurance, each with a limit of liability of five million dollars ($5,000,000) for each occurrence and in the aggregate, all such insurance to include Sublessor and its employees and agents as insured parties.

                  (D) Sublessee shall provide Sublessor with copies of policies or certificates of coverage prior to the date Sublessee takes possession of the Premises and from time to time thereafter as required by Sublessor evidencing that the aforesaid insurance is in full force and effect. All policies and certificates shall provide that a minimum of twenty (20) days' written notice shall be given to Sublessor by any such insurance company prior to the cancellation, termination or change of such coverage. All insurance herein required shall be deemed to be additional obligations of Sublessee and not in discharge of, or a limitation to, Sublessee's obligation to indemnify Sublessor and its employees and agents under Article 13 hereof.

                  (E) Sublessee will not do or commit, or suffer or permit to be done or committed, any act or thing which shall cause the insurance policies on the Building (or any such policy) to become void or suspended, or which shall cause the Building to be considered a more hazardous risk.

                  ARTICLE 12. RELEASE OF SUBLESSOR. Sublessor shall not be held responsible for, and is hereby expressly relieved from, any and all liability by reason of any injury, loss, or damage to persons or property in or about the Premises, whether the same be due to fire, breakage, leakage, water flow, steam, gas, use, misuse, abuse of elevators or defects therein, hatches, openings, defective failure of water supply, or light or power, defects in electrical wiring, plumbing or other equipment or mechanism, wind, lightning storm or any other cause whatsoever, whether the loss, injury or damage be to the person or property of Sublessee or any other person, unless such injury, loss or damage is proximate result of the gross negligence of Sublessor, its agents or its employees occurring entirely after the date of this lease.

                  ARTICLE 13. INDEMNITY. Sublessee agrees to indemnify, defend and hold harmless Sublessor, its agents and employees, from and against all claims, liabilities, losses, damages and expenses for injury to or death of any person of loss of or damage to property in or upon the Premises and including the person and property of Sublessee, its employees, agents, invitees, licensees or others, it being understood and agreed

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that all property kept, stored or maintained in or upon the Premises or in the building shall be at the risk of Sublessee. The foregoing indemnity shall be in addition to the Sublessee's obligation to supply the insurance as required by
Article 11 and not in discharge of or substitution for same.

                  If any damage to the Premises or other property of Sublessor results from any act or neglect of Sublessee, its agents or employees, Sublessor may at its option repair such damage, and Sublessee shall promptly on demand reimburse Sublessor for the cost thereof to the extent same is not reimbursed to Sublessor under Sublessor's insurance.

                  ARTICLE 14.  REPAIR AND MAINTENANCE.

                  (A) Sublessee, at its sole cost and expense, shall make additions, improvements, alterations and repairs to or on the Premises, including the storefront, and to utility equipment used exclusively for the Premises (including separate utility meters and all portions of electrical and mechanical systems located within the Premises or servicing the Premises exclusively) and to utility lines to the point of connection for Sublessee which may be required to keep same in good order, condition and repair, and sanitary, clean, safe, and in sightly appearance at all times during the term hereof, including those required by any public authority unless specifically made Sublessor's responsibility under the next paragraph. Any such work by Sublessee shall be subject to Sublessor's prior written approval, not to be unreasonably withheld or delayed, and Sublessor may, as agent for and on account of Sublessee, but shall not be obligated to, deal directly with any such authorities respecting their requirements for additions, improvements, alterations and repairs. Sublessee's responsibility hereunder shall include, without limitation and at its sole cost, replacement of mechanical equipment required for the Premises and included within Sublessee's Work, fixtures, glass (with glass of the same size and quality), floor covering and ceiling materials, doors and door hardware and the decoration of the interior and storefront of the Premises in order to maintain at all times a clean and sightly appearance. If Sublessee refuses or neglects to make such replacements or to make repairs or to maintain the Premises, or any part thereof, in a manner satisfactory to Sublessor, using reasonable judgment, Sublessor shall have the right, upon giving Sublessee ten (10) days written notice, (except in situations reasonably deemed to be an emergency by Sublessor, in which case said notice provision is hereby waived) if it elects to do so, to make such repairs or perform such maintenance on behalf of and for the account of Sublessee and Sublessee shall pay Sublessor's cost of such work promptly upon receipt of a bill therefore. Sublessee shall not be responsible for any structural repairs to the Building.

                  (B) Sublessor agrees that Owner has agreed in the Lease to keep the foundations, utility lines external to the Premises from the point of connection for Sublessee, exterior walls other than the storefront and all structural systems of the Building in good condition and repair. Sublessor agrees to use its best efforts to cause Prime Lessee to cause Owner to perform any such necessary repairs. Sublessor shall not be liable to Sublessee for any damages caused by the items mentioned in the previous sentence being out of repair unless Sublessor has had reasonable opportunity to cause the same to be repaired after Sublessee has notified Sublessor, in writing, of the need of same.

                  (C) During the term of this lease, Sublessee agrees to employ a contractor or other person acceptable to the Sublessor in the exercise of reasonable judgment, to perform annual maintenance and/or preventive maintenance to the heating, cooling and ventilating units on the Premises. Sublessee further agrees to provide and to pay for (i) regular nightly cleaning and janitorial services for the Premises and (ii) window washing for the interior and exterior of the Premises at least, once every month.

                  ARTICLE 15.  UTILITIES.

                  (A) If steam, electricity, water and sewer are supplied by Sublessor, Sublessee shall purchase the same from Sublessor or Sublessor's agent at a base rate consisting of the charges, terms and rates for like quantities and character of service in the utility company service classification in effect at the time said service is used and under which Sublessor purchases service.

                  (B) Sublessee shall comply with all reasonable rules and regulations which from time to time may be promulgated by Sublessor to conserve fuel and/or energy. Sublessor shall not be liable to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if either the quantity or character of utility service is changed without fault of Sublessor or is no longer available or suitable for Sublessee's requirements. Any riser or risers to supply Sublessee's requirements, upon written request of Sublessee, will be installed by Sublessor, at the sole cost and expense of Sublessee, if, in Sublessor's reasonable judgment the same are necessary and will not cause permanent damage or injury to the Building or demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Sublessor will, at the sole cost and expense of Sublessee, install all other equipment proper and/or necessary in connection therewith, subject to the aforesaid terms and conditions. Sublessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers' wiring installations except with respect to any riser requested by Sublessee and approved by Sublessor in accordance with the provisions of this Article 15.

                  ARTICLE 16.  EVENTS OF DEFAULT-REMEDIES.

                  (A) The following events, or any one or more of them, shall be events of default under this lease:

                           (i) Sublessee shall fail to pay any minimum rent, additional rent or other sum payable hereunder within ten (10) days after written notice that the same is due and payable; provided, however, that if Sublessee shall fail to pay such amount when due and payable twice in any lease year, thereafter no written notice from Sublessor shall be required for the remainder of such lease year to create an event of default hereunder; or

                           (ii) Sublessee shall fail to perform or comply with any of the other terms, covenants, agreements or conditions hereof and such failure shall continue for more than fifteen (15) days after written notice thereof from Sublessor; provided, however, that if the default is of such a nature that it cannot be cured within fifteen (15) days, Sublessee shall not be considered in default if Sublessee shall, within such period, have commenced with due diligence and dispatch to cure such default, and shall thereafter complete with due diligence and dispatch the curing of such default; or

                           (iii) Sublessee shall fail to keep the Premises open for business in accordance with the terms of Article 5 above; or

                           (iv) Sublessee shall have acted in a manner creating the right of Sublessor to terminate this lease pursuant to Article 2(c)(iii); or

                           (v) Except as permitted by the provisions of Article 5, Sublessee shall vacate or desert the Premises or remove, attempt to remove, or in Sublessor's reasonable judgment manifest an intention to remove Sublessee's goods or property from the Premises, except in the ordinary and usual course of business; or

                           (vi) Sublessee shall make a general assignment for the benefit of creditors, or shall admit in writing Sublessee's inability to pay Sublessee's debts as they become due, or shall file a petition under any of Chapters 7, 11 or 13 of the Bankruptcy Reform Act of 1978, or shall have entered against Sublessee an order for relief under any of Chapter 7, 11 or 13 of the Bankruptcy Reform Act of 1978, or shall be adjudicated insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation relating to bankruptcy or insolvency, or shall file an answer admitting or not contesting the material allegations of a petition against Sublessee in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Sublessee or any material part of Sublessee's properties.

                  (B) In the event of any such event of default (regardless of the pendency of any proceeding which has or might have the effect of preventing Sublessee from complying with the terms of this lease), Sublessor at any time thereafter may exercise any one or more of the following remedies:

                           (i) Any rent (including charges collectible as additional rent) overdue for a period of more than ten (10) days shall bear interest at the "prime rate" (as hereinafter defined) plus three percent (3%) per annum until paid, and such interest shall be considered additional rent and shall be payable on demand. For purposes of this lease, the term "prime rate" shall mean the rate charged by National City Bank, Cleveland, Ohio, to its best risk commercial borrowers on unsecured and unmatured obligations maturing within 90 days.

                           (ii) Sublessor may terminate this lease, without any right by Sublessee to reinstate Sublessee's rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Sublessee shall immediately surrender possession of the Premises to Sublessor, and Sublessor shall immediately become entitled to receive from Sublessee damages equal to the difference between the aggregate rentals reserved for the balance of the then current term, and the fair rental value of the Premises for similar use for that period, determined as of the date of such termination; provided, that the amount of such damages shall be discounted at the rate of 5% per annum for the period from the date of payment by Sublessee to Sublessor to the date of expiration of the term. Upon actual payment received by Sublessor of the amount of damages under this provision (B)(ii) plus Sublessor's reasonable cost of collection, including reasonable attorneys' fees, Sublessor shall waive all other remedies available to Sublessor and release Sublessee from any further liability hereunder.

                           (iii) With or without termination of this lease, as Sublessor may elect, Sublessor may re-enter and repossess the Premises or any part thereof, breaking open locked doors if necessary, and lease the Premises, or any part thereof, to any other person upon such terms as Sublessor shall deem reasonable, for a term within or beyond the then current term of this lease; provided, that any such reletting prior to termination shall be for the account of Sublessee and Sublessee shall remain liable for (a) all minimum rent, additional rent and other sums which would be payable under this lease by Sublessee in the absence of such termination or repossession, less
         (b) the net proceeds, if any, of any reletting effected for the account of Sublessee after deducting from such proceeds all of Sublessor's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee's expenses, reasonable alteration costs, and expenses of preparation for such reletting). This paragraph shall not be construed to obligate Sublessor to mitigate damages, if Sublessor does not elect to do so.

                  If the Premises are at the time of default occupied by a subtenant or assignee, Sublessor may, as Sublessee's agent, collect rents due from such occupant and apply such rents to the rent and other amounts due hereunder without in any way affecting Sublessee's obligation to Sublessor hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

                  (C) Except as set forth above, no expiration or termination of this lease pursuant hereto or by operation of law, and no repossession of the Premises or any part thereof pursuant to paragraph (B) above or otherwise shall relieve Sublessee of Sublessee's liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Sublessor may, at its option, sue for and collect rent and other charges due hereunder at any time and from time to time as and when such charges accrue.

                  (D) Sublessor may remove all persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Sublessee, without service of notice or resort to legal process (all of which Sublessee expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Sublessor shall have a lien for the payment of all sums agreed to be paid by Sublessee herein upon all Sublessee's property, which lien is to be in addition to any lien now or hereafter provided by law.

                  (E) Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this lease is terminated or Sublessee is evicted or dispossessed by reason of violation by Sublessee of any of the provisions of this lease.

                  (F) In the event of breach or threatened breach by Sublessee of any provision of this lease, Sublessor shall have the right of injunction as if other remedies were not provided for herein.

                  (G) Except as set forth in (B)(ii) above, no right or remedy herein conferred upon or reserved to Sublessor is intended to be exclusive of any other right or remedy herein or by law provided, but they shall be cumulative and each shall be in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute; and such rights and remedies may be pursued singly, cumulatively and successively, as Sublessor may elect.

                  (H) If Sublessee shall default in the performance of any covenant required to be performed by it under this lease, Sublessor may perform the same for and at the expense of Sublessee, after first giving notice to Sublessee of its intention to do so. If Sublessor at any time is compelled to pay, or elects to pay, any sum of money, or to do any act which will require the payment of any sum of money, by reason of the failure of Sublessee to comply with any provisions hereof, or if Sublessor is compelled to incur any expense, including reasonable counsel fees, in instituting, prosecuting or defending against any action or proceeding instituted by reason of any default of Sublessee hereunder, the amount of such payments or expenses shall be paid by Sublessee to Sublessor as additional rent the next day following such payment or the incurring of such expenses upon which a regular monthly rental payment is due, together with interest thereon at the Prime Rate plus three percent (3%) per annum.

                  (I) No waiver by Sublessor of any breach by Sublessee of any of Sublessee's obligations, agreements or covenants, hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor, shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of its rights and remedies with respect to such or any subsequent breach.

                  (J) If proceedings shall be commenced by Sublessor to recover possession, either at the end of the term or earlier termination of this lease, or for nonpayment of rent or any other reason, Sublessee specifically waives the right to the three days' notice.

                  ARTICLE 17. QUIET ENJOYMENT. Sublessor, for itself and Sublessor's successors and assigns, covenants to and with Sublessee, its successors and assigns, that Sublessee, its successors and assigns, upon performing the covenants hereunder on its or their part to be performed and subject to the Lease and Prime Sublease, shall and may peaceably and quietly have, hold and enjoy the leased premises without let or hindrance from

Sublessor or anyone claiming by, through or under Sublessor. Sublessor covenants to use its best efforts to secure from the Prime Lessee and from the Owner agreements providing for the quiet enjoyment by the Sublessee of the Premises for the term of this lease or, in the alternative, notice of and the opportunity to cure any default under either the First Tier Sublease or the Lease, as the case may be.

                  ARTICLE 18. SUBORDINATION. Sublessee agrees to execute and deliver any document reasonably requested by Sublessor to subordinate or confirm the subordination of this lease to any existing or future mortgage lien holder; provided, however, that Sublessee shall not be required to execute and deliver any such document unless and until the mortgagee agrees that so long as the Sublessee is not in default in payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of this lease on the Sublessee's part to be performed, the Sublessee's occupancy and possession of the Premises and the Sublessee's rights and privileges under the lease shall not be diminished or interfered with by the mortgagee during the initial term of this lease or any renewal term.

                  ARTICLE 19. CONDEMNATION. In the event that the Premises is taken or condemned for a public or quasi-public use, this lease shall terminate if and when possession of the Premises is surrendered to the condemnor, and the rent reserved hereunder shall abate for the balance of the term. If only part of the Premises is surrendered to the condemnor, and the remaining portion is, within Sublessee's reasonable judgment, satisfactory for Sublessee's continuing use of such space, this lease shall continue but rent shall abate in proportion to the Floor Area within the Premises taken by the condemnor. In any such event, Sublessee waives all claims for leasehold damages against Sublessor and assigns all claims for leasehold damages against the condemnor, if any, to Sublessor; provided however, that Sublessee shall be entitled to seek an award for loss of business, lost profits, relocation and/or moving expenses.

                  ARTICLE 20. LIMITATION ON SUBLESSOR'S LIABILITY. In the event of default by Sublessor under any of the terms and provisions of this lease, Sublessee hereby agrees that the liability of Sublessor, if any, shall be limited solely to the assets of Sublessor or its successors and assigns, and in no event shall any of the partners of Sublessor, be personally liable for any breach by Sublessor of its covenants and obligations hereunder.

                  ARTICLE 21. PARTIES BOUND. This lease shall be binding upon, and, inure to the benefit of, the parties hereto, their respective successors and assigns, subject to the provisions of this lease restricting assignment without consent. Notwithstanding the foregoing, or anything else herein contained, in the event that Sublessor's interest or estate in the Premises shall terminate by operation of law or foreclosure sale or for any other reason, or if for any reason Sublessor ceases to be entitled to the rentals hereunder, then in any such event Sublessor shall be released and relieved from all liability and responsibility thereafter accruing to Sublessee in connection with any of the terms, covenants or conditions to be performed by Sublessor under this lease or by operation of law, and Sublessee shall look only to the purchaser or other successor or assignee for such performance.

                  ARTICLE 22. NOTICES. Any notices required or permitted to be given hereunder shall be in writing and delivered personally or sent by United States certified mail, return receipt requested addressed as follows: if to Sublessor, at 1501 Euclid Avenue, Suite 810, Cleveland, Ohio, Attention: Joe Marinucci, and if to Sublessee, at ____________________________. Attention:
______________. Any such notice shall be effective upon receipt or refusal of delivery.

                  ARTICLE 23. CONDITIONS OF PREMISES. Sublessee hereby acknowledges that Sublessee has examined the Premises and that taking possession of the Premises shall be an acknowledgment by Sublessee that the Premises are in good and tenantable condition, and satisfactory to Sublessee, at the beginning of the term hereof. Sublessor is under no duty to make repairs or alterations at the time of letting or at any time thereafter unless specially set forth elsewhere herein. No agreement relative to any alterations, additions or improvements, nor the failure of Sublessor to make such alterations, additions or improvements if required by any such agreement, shall in any way affect the payment of the rent at the time specified in this lease, except as set forth in
Article 3 above.

                  ARTICLE 24. EXCLUSIVITY. The Sublessor hereby covenants to secure from the Prime Lessee the promise of the Prime Lessee not to lease to or have any ownership interest in any other restaurant operation in any of the space it controls in the Playhouse Square Theatres provided, however, that this covenant shall not preclude the Prime Lessee from leasing or otherwise making space available to third parties to stage dinners and other events on the theatre stages or in the theatre lobbies or elsewhere in the complex, which events are catered by persons other than Sublessee.

                  ARTICLE 25. NUMBER AND GENDER. For the purposes of this lease, the singular shall include the plural and the plural shall include the singular, and the masculine shall include the feminine and the neuter, and the neuter shall include the masculine and feminine, as the context may require.

                  ARTICLE 26. CAPTIONS. The captions contained herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

                  ARTICLE 27. AMENDMENTS. This lease may be modified or amended only by an instrument in writing signed by the party against which enforcement of such modification or amendment is sought.

                  ARTICLE 28. PARTIAL INVALIDITY. If any clause or provision of this lease, or the application thereof to any person or in any circumstance, shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such clause or provision to persons or in circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each clause and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

                  ARTICLE 29. SUBLESSEE'S ESTOPPEL CERTIFICATE. Sublessee shall deliver to Sublessor, within ten (10) days after request therefor, a certificate to such person as Sublessor may designate, certifying that this lease is in full force and effect and that there are no defaults by Sublessor or set-offs against rent hereunder, and the date to which rent has been paid; provided, in the event there are any alleged defaults or set-offs as aforesaid, such certificate shall specify in precise detail the nature thereof.

                  ARTICLE 30. HOLDING OVER. If Sublessee shall fail to surrender possession of the Premises, and to remove all of its property therefrom, upon termination of this lease, then Sublessor may at its option treat Sublessee as a tenant at will or as a tenant for one year, as Sublessor may elect, on all the terms and conditions in effect during the final month of the lease term, except that the minimum monthly rent during any such holdover period shall be 125% of the rent payable by Sublessee during the final month of the lease term. For purposes of this clause, the word "rent" shall include minimum rent, percentage rent and all additional rent, including, without limitation, any amounts payable under applicable escalation clauses: if escalation clauses involve annualized calculations, a pro rata portion of rent escalation charges for the last year of the lease term shall be considered an item of additional rent payable, during the last month of the lease term.

                  ARTICLE 31. ENTIRE AGREEMENT. This lease constitutes the entire agreement between the parties hereto. Except as set forth herein, there are no promises, representations or understandings between the parties of any kind or nature whatsoever.

                  ARTICLE 32. CHANGES TO BUILDING. Sublessor reserves the right to make any alterations, modifications, changes or additions to the Building and common areas it deems necessary or appropriate; to change the identity and type of tenancies and the dimensions thereof, including the alteration of lease lines as same adjoin common areas; to change the name of the Building in which the Premises are located; to change the address or designation of the Building in which the Premises are located; to convert common areas into leasable areas (including installation of kiosks) or construct temporary or permanent buildings or improvements in the common areas and change the location or character of or make alterations in or additions to the common areas; provided, however, that any of the same that may significantly affect ingress and egress to and from or view of the Premises shall require the consent of Sublessee, such consent not to be unreasonably withheld or delayed.

                  ARTICLE 33. LIENS. Sublessee agrees promptly to pay for any work done or material furnished by or on behalf of Sublessee in or about the Premises or any part of the Building and will not permit or suffer any lien to attach to the Premises or all or any part of the Building and Sublessee shall have no authority or power, express or implied, to create or cause any lien, charge or encumbrance of any kind against the Premises or all or any part of the Building. In the event any lien shall at any time be filed against the Premises or against any part of the Building by reason of work, labor, services or materials alleged to have been performed or furnished by, for or to Sublessee or to anyone holding the Premises through or under Sublessee, Sublessee shall within 30 days cause the same to be discharged of record or bonded to the satisfaction of Sublessor. If Sublessee shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Sublessor, Sublessor may, upon ten
(10) days notice to Sublessee, discharge the same by paying the amount claimed to be due, and the amount so paid by Sublessor and all costs and expenses, including reasonable attorneys' fees incurred by Sublessor in procuring the discharge of such lien, shall be due and payable by Sublessee to Sublessor as additional rent on the first day of the next following month.

                  ARTICLE 34. OPTIONS TO EXTEND LEASE. Provided that Sublessee is not then in default of the terms and conditions of this Lease, Sublessee shall have the option to extend this Lease for two additional periods of five
(5) years each, the first period commencing on the first day of the month following the month the initial term expires and terminating sixty (60) calendar months thereafter, and the second period commencing on the first day of the month following the month that the first renewal period expires and terminating sixty (60) calendar months thereafter, upon all the same terms and conditions contained herein or then in effect. In the event Sublessee desires to exercise this option, Sublessee shall notify Sublessor, in writing, six (6) calendar months before the existing term expires.

                  ARTICLE 35. OPERATION AND MAINTENANCE OF COMMON AREA. Sublessor shall cause the common areas on the concourse level of the Building to be kept in good, safe condition, illuminated, sightly in appearance and in good order and repair and shall remove all rubbish, litter and, other debris therefrom in a reasonable manner.

                  ARTICLE 36. CONSENT OF MORTGAGEES. Sublessor hereby agrees to use reasonable efforts to induce any existing mortgagees holding mortgages encumbering upon the Premises to enter into an agreement with the Sublessee, by instrument in recordable form, to the effect that, in the event of default under such mortgage or of foreclosure or other enforcement thereof, such mortgagee and its successors and assigns and any purchasers at foreclosure sale will be bound as Sublessor by all the terms of this lease, and will recognize and accept Sublessee its successors, assignees or sublessees hereunder as the "Sublessee" under this lease provided that Sublessee shall not be in default under the terms and provisions of this lease beyond any time given Sublessee in this lease or by law or otherwise to cure the default in question.

                  ARTICLE 37. BROKERS. Sublessor and Sublessee each represent and warrant to the other that such party has had no dealings with any real estate agent so as to entitle such agent to any commission in connection with this lease other than the firm of Grubb and Ellis which was engaged by the Prime Lessee and which firm will be entitled to a fee of $50,000 upon the successful conclusion of this transaction. Such fee shall be considered as part of the total development cost of the Premises. If for any reason any other commission shall become due, the party dealing with such agent shall pay any such commission and agrees to indemnify and save the other party harmless from any and all claims for any such commissions and from any attorney fees and litigation or other expenses relating to any such claim.

                  ARTICLE 38.  MEMORANDUM OF LEASE - RECORDING.

                  Sublessor and Sublessee agree that in the event either party hereto shall desire to record this lease, the parties hereto shall execute, a memorandum or short form of this lease which memorandum or short form, and not this lease, shall then be filed for record.

                  ARTICLE 39. SIGNS. Sublessor acknowledges that Sublessee has presented a sign plan to Sublessor prior to the date of the execution of this lease and that Sublessor has approved such sign plan with certain modifications required by Sublessor. Any use of signs other than as set forth in the sign plan so presented to and approved by Sublessor shall require the prior written approval of the Sublessor. The cost of any sign permit or compliance with any municipal sign ordinance and the cost of obtaining any sign approval from any governmental unit or agency shall be the sole responsibility of the Sublessee.

                  ARTICLE 40. LOCKS. Sublessee may change the locks on the Premises from time to time so long as Sublessee shall provide Sublessor with a key to any such lock.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed by their duly authorized representatives as of the day, month and year first hereinabove written.


As to Sublessor

Signed and acknowledged                       LOEW'S BUILDING, LTD.
in the presence of:


/s/ Gina M. Vernaci                           By /s/ Joseph A. Marinucci
------------------------------                  -----------------------------

/s/ Michelle M. Meers                         Title Vice President
------------------------------                      -------------------------


As to Sublessee

Signed and acknowledged                       CIAO PLAYHOUSE, INC.
in the presence of


/s/ Suzanne Dechant                           By /s/ Carl A. Bruggemeier
------------------------------                  -----------------------------

/s/ Catherine C. Jetter                       Title President
------------------------------                      -------------------------

STATE OF OHIO              )
                           )       SS.
COUNTY OF CUYAHOGA         )


                  The foregoing instrument was acknowledged before me this 23rd day of October, 1997, by Joseph Marinucci as Vice President of Loew's Building, Ltd., a limited partnership.



                                             /s/ Patricia A. Gaul
                                             ---------------------------------
                                             Notary Public







STATE OF OHIO              )
                           )       SS.
COUNTY OF HAMILTON         )


                  The foregoing instrument was acknowledged before me this 13th day of October, 1997, by Carl Bruggemeier as President of CIAO Playhouse, Inc., an Ohio corporation.



                                             /s/ Sandra J. Maher
                                             ---------------------------------
                                             Notary Public

                                   APPENDIX I

                              MINIMUM RENT SCHEDULE


         Lease Year          Annual Minimum Rent         Monthly Payment
         ----------          -------------------         ---------------

            1                  $174.000                    14.500
            2                   260.443                    21.704
            3-10                275.064                    22.922

[To be added to Exhibits C, D and E when the same are completed.]

Sublessor and Sublessee hereby acknowledge that their costs, together with the costs incurred or to be incurred by the Prime Lessee, to perform the work described in Exhibits C, D and E shall, in the aggregate, amount to $3,200,000. To the extent that upon completion of all improvements and the equipping of the restaurant in the Premises, the total costs exceed $3,200,000, 50% of such excess shall be paid to Sublessor by Sublessee as its allocable share of such excess expenditures.





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


                                    EXHIBIT G
                                    ---------


                  Net income shall mean, for purposes of this Sublease, all revenue derived by the Sublessee from the operation of the restaurant and banquet facility conducted from the Premises from whatever source less all expenses incurred in the operation thereof including, without limitation, all rental payments (other than Percentage Rent pursuant to Article 2(C) of the Lease), labor costs, utility expense, cost of food and beverage inventory, taxes, marketing and advertising expense, management fees (not to exceed 5% of gross revenue provided, however, that up to 50% of such management shall be deferred to a subsequent year if, in any given year, such deferral is necessary to enable the Sublessee to pay all or a portion of the Minimum Rent set forth in
Article 2(A) of this lease), insurance costs, professional fees, annual repair, maintenance and replacement costs, working capital reserves (in an amount agreed upon by the Sublessor and the Sublessee) and reasonable reserves set aside on an annual basis in an interest bearing, segregated account under the joint control of Sublessor and the Sublessee for future capital repairs and replacements, which account can be invaded only with the approval of the Sublessor, such approval not to be unreasonably withheld.






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